Exhibit 8.2

Blake, Cassels & Graydon LLP Barristers & Solicitors Patent & Trade-mark Agents 855 — 2nd Street S.W. Suite 3500, Bankers Hall East Tower Calgary AB T2P 4J8 Canada Tel: 403-260-9600 Fax: 403-260-9700
April 8, 2011
Magnum Hunter Resources Corporation
777 Post Oak Boulevard, Suite 650
Houston, Texas 77056
Ladies and Gentlemen:
     We have acted as Canadian counsel to Magnum Hunter Resources Corporation (“Magnum Hunter”), a Delaware corporation, in connection with the filing of the Form S-4 Registration Statement (“Registration Statement”) pursuant to the Arrangement Agreement dated January 19, 2011, by and among Magnum Hunter, MHR Exchangeco Corporation (“Exchangeco”), an Alberta corporation, and NuLoch Resources Inc. (“NuLoch”), an Alberta corporation (the “Arrangement Agreement”), pursuant to which Magnum Hunter will acquire all of the issued and outstanding equity of NuLoch pursuant to a court-approved plan of arrangement under Alberta law. The arrangement involved an exchange of NuLoch’s common shares to Magnum Hunter for shares of Magnum Hunter common stock or exchangeable shares of Exchangeco, pursuant to a plan of arrangement in substantially the form set forth as Exhibit A to the Arrangement Agreement (the “Plan of Arrangement”).
     In connection with this opinion, we have examined the Registration Statement, the Arrangement Agreement, the Plan of Arrangement, and such other documents and corporate records as we have deemed necessary or appropriate in order to enable us to render the opinion below. For purposes of this opinion, we have assumed (i) the validity and accuracy of the documents and corporate records that we have examined and the facts and representations concerning the registration of shares of Magnum Hunter common stock that have come to our attention during our engagement, (ii) the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents, and (iii) that the issuance of shares of Magnum Hunter common stock pursuant to the Registration Statement will be consummated in the manner described in the Registration Statement.
     This opinion is based on the current provisions of the Income Tax Act (Canada) and the regulations thereunder, the current provisions of the Convention Between the United States of America and Canada with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended, and our understanding of the current published administrative practices of the Canada Revenue Agency. This opinion takes into account all specific proposals to amend the Income Tax Act (Canada) and the regulations that have been publicly announced by the Minister of Finance (Canada) prior to the date hereof and assumes that all of these proposed amendments will be enacted in their present form. No assurances can be given that any proposed amendments will be enacted in the form proposed, if at all. Except for the foregoing, this opinion does not take into account or anticipate any changes in law, whether by legislative, administrative or judicial decision or action, nor does it take into account provincial, territorial or foreign
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income tax legislation or considerations which may differ from the Canadian federal income tax considerations described in the Registration Statement. In addition, we have assumed that all parties to the Arrangement Agreement have acted, and will act, in accordance with the terms of such Arrangement Agreement and that the Plan of Arrangement will be consummated pursuant to the terms and conditions set forth therein without the waiver or modification of any such terms and conditions.
     Based upon and subject to the foregoing, and the qualifications, limitations and assumptions contained in the portion of the Registration Statement captioned “Income Tax Considerations — Material Canadian Federal Income Tax Consequences”, we hereby confirm, as to the matters of Canadian federal income tax law, that the statements contained in the Registration Statement under the caption “Income Tax Considerations — Material Canadian Federal Income Tax Consequences”, to the extent such statements constitute statements of law or legal considerations, reflect our opinion, as of the date hereof, with respect to the matters set forth therein. We have not considered and render no opinion on any aspect of the law other than as expressly set forth above.
     This opinion is furnished to you solely for use in connection with the Registration Statement and may not be used for any other purposes without our prior written consent. We hereby consent to the reference to our firm in the portion of the Registration Statement captioned “Income Tax Considerations — Material Canadian Federal Income Tax Consequences” and “Legal Matters” and to the filing of this opinion as an exhibit to the Registration Statement.
Yours very truly,

/s/ Blake Cassels & Graydon LLP
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